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                                                                                                                Exhibit 99.2

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                                                                            Special Meeting Voting
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       [TEXACO LOGO]                                                         Your Vote is Important
       TEXACO                                                 You can vote by telephone,  through the internet, or by mail.
                                                                              ---------               --------        ----
       C/O PROXY SERVICES                                     Please  refer to the  voting  instructions below.
       P.O. BOX 9141
       FARMINGDALE, NY 11735                                  The proxies will vote the shares  represented by this
                                                              Proxy as you direct. If you do not tell them how to vote, they will vote FOR the proposal, and as they determine on other matters that may properly come before the meeting or any adjournment thereof, including an adjournment of the meeting to solicit additional votes.
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                                                              VOTE BY PHONE-- 1-800-890-6903
                                                              Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                                                              VOTE BY INTERNET -- WWW.PROXYVOTE.COM
                                                                                  -----------------
                                                              Use the Internet to vote your proxy 24 hours a day, 7 days a week.
                                                              Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

                                                              VOTE BY MAIL
                                                              Mark, sign and date your proxy card and return it in the
                                                              postage-paid envelope we've provided or return it to Texaco, Inc.,
                                                              c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                                              If you  vote by  phone or vote  using  the  Internet, please do not mail your proxy.
                                                                              THANK YOU FOR VOTING
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                      Admission Ticket
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This is your Admission Ticket to Texaco's Special Meeting of Stockholders. The
meeting will be held at The Rye Town Hilton, 699 Westchester Avenue, Rye Brook,
NY, on (___), __________, 2001, at 2:00 p.m. Please present this Admission
Ticket at one of the registration stations where you will be asked to display some form of personal identification.
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:       TEXPRX        KEEP THIS PORTION FOR YOUR RECORDS
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  TEXACO PROXY              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED  DETACH AND RETURN THIS PORTION ONLY
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[TEXACO LOGO]
                             This Proxy is solicited on behalf of the Board of Directors

I hereby appoint G. F. Tilton, P. J. Lynch and M. H. Rudy, and each of them, as my proxies, with full power of substitution. My proxies are authorized to represent and to vote, as designated below, all Common Stock of Texaco Inc., which I held of record on ____________, 2001, at the Special Meeting of
Stockholders to be held at The Rye Town Hilton, 699 Westchester Avenue, Rye
Brook, NY, on (____) __________, 2001, at 2:00 P.M. or any adjournment thereof, including an adjournment of the meeting to solicit additional votes.
The Board of Directors of Texaco  recommends  that its  stockholders  approve the merger and the merger  agreement by voting FOR this proposal.
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Vote On Proposal                                                                                  For    Against    Abstain

1.   To approve and adopt the Agreement and Plan of Merger, dated as of October 15, 2000, as      / /      / /       / /
     amended by Amendment No. 1 thereto dated as of March 30, 2001, among Texaco Inc.,
     Chevron Corporation and Keepep Inc. and the merger as described in the accompanying proxy statement/prospectus.


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   Signature (PLEASE SIGN WITHIN BOX) Date                    Signature (PLEASE SIGN WITHIN BOX) Date
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